WILTON REASSURANCE LIFE COMPANY OF NEW YORK

SECRETARY’S CERTIFICATE
November 30, 2022

I, Jaime Merritt, do hereby certify that I am the duly appointed, qualified and acting Assistant Secretary of Wilton Reassurance Life Company of New York, a New York corporation (the “Company”), and that, as such, I am authorized to certify as to the matters addressed herein on behalf of the Company, and, solely in such capacity, do hereby further certify that the resolutions below are a true, correct and complete copy of the resolutions duly approved by the Board of Directors of the Company on November 30, 2022, and that such resolutions remain in full force and effect as of the date hereof.
Authorization for Execution of the Company’s Registration Statement
WHEREAS, Wilton Reassurance Life Company of New York, (the “Company”) has effective registration statements (the “Registration Statements”) with the United States Securities and Exchange Commission (the “SEC”) for the products listed on Attachment One (the “Contracts”) issued by the Company
WHEREAS, from time to time and as required by applicable law, the Company expects to file with the SEC amendments to the Registration Statements or new initial Registration Statements for the Contracts.
WHEREAS, the Chief Executive Officer of the Company is authorized to act on the Company’s behalf.
WHEREAS, for avoidance of doubt, the Board wishes to authorize the Chief Executive Officer to sign the Registration Statements, including any amendment thereto or any new initial Registration Statements for the Contracts, on the Company’s behalf pursuant to a power of attorney.
NOW, THEREFORE, BE IT RESOLVED, that the Board hereby authorizes the Chief Executive Officer, when signing any amendment to the Registration Statements or any new initial Registration Statements for the Contracts on behalf of the Company, to designate one or more attorneys-in-fact pursuant to power of attorney, granted in the Chief Executive Officer’s discretion, to sign on the Chief Executive Officer’s behalf; and further
RESOLVED, that the Board hereby authorizes the Chief Executive Officer to take any and all other necessary and proper actions to effectuate the submission of any and all amendments to the Registration Statements and any new initial Registration Statements for the Contracts.

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IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the date first set forth above.
WILTON REASSURANCE LIFE COMPANY OF NEW YORK
By:         /s/ Jaime Merritt
    Name:    Jaime Merritt
    Title:    Assistant Secretary